Exhibit 99.1

PHAZAR CORP Announces Discontinuance of Mesh Development Program

MINERAL WELLS, Texas--(BUSINESS WIRE)--January 6, 2011--PHAZAR CORP, (NASDAQ: ANTP) After a thorough review of the progress and status of the True Mesh Network Radio program, the Board of Directors on January 4, 2011 concluded that commercial viability and profitability was unlikely to be achievable in the foreseeable future and voted to discontinue further development. As a result a discontinued business expense estimated to be less than $600,000 will be recognized in the third fiscal quarter ended March 31, 2011.

Product information is available at www.antennaproducts.com, www.truemeshnetworks.com and www.phazar.com.

The common stock of PHAZAR CORP is listed on the NASDAQ Capital Market under the trading symbol “ANTP”. This press release contains forward-looking information within the meaning of Section 29A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performances and underlying assumption and other statements, which are other than statements of historical facts. Certain statements contained herein are forward-looking statements and, accordingly, involve risks and uncertainties, which could cause actual results, or outcomes to differ materially from those expressed in the forward-looking statements. The Company’s expectations, beliefs and projections are expressed in good faith and are believed by the Company to have a reasonable basis, including without limitations, management’s examination of historical operating trends, data contained in the Company’s records and other data available from third parties, but there can be no assurance that management’s expectations, beliefs or projections will result, or be achieved, or accomplished.

CONTACT:
Antenna Products Corporation
Kathy Kindle, 940-325-3301
Fax: 940-325-0716
kindle@phazarcorp.com